As filed with the Securities and Exchange Commission on ______________, 2006, Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aftermarket Enterprises, Inc.
(Name of small business issuer in its charter)

Nevada	7375	20-5354797
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

4339 Santa Fe Road #48-D
San Luis Obispo, CA 93401-3306
(805) 457-6999
(Address and telephone number of principle executive offices and principal place of business)

With Copies to:
Adam Anthony	Victor D. Schwarz
Aftermarket Enterprises, Inc.	4764 South 900 East, Suite 3(A)
4339 Santa Fe Road #48-D	Salt Lake City, Utah 84117
San Luis Obispo, CA 93401 -3306
(805) 457-6999
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement with the same offering [  ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [  ]

CALCULATION OF REGISTRATION FEE
Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per unit	price	registration fee

Common stock
0.001 par value (1)	600,000	$0.25	$150,000	$4.61 (2)

(1)	Estimated solely for purposes of calculating the registration fee based on 600,000 shares of common stock offered at $0.25 per share.
(2)	The registration fee has been calculated in accordance with Fee Rate Schedule, based on $0.0000307 of the aggregate offering.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[FRONT COVER PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 29, 2007

PROSPECTUS

Aftermarket Enterprises, Inc.
Shares of Common Stock
$0.25 per share

This prospectus relates to the public offering for cash by Aftermarket Enterprises, Inc., a Nevada corporation, of a minimum of 300,000 and a maximum of 600,000 shares of common stock. This is our first sale of shares of common stock to investors outside of our seven initial shareholders. There is no public market for the common stock, and there is no assurance that one will develop following the offering described in this prospectus.

We are offering the common stock subject to the subscription and payment of a minimum of 300,000 shares during an offering period of 120 days from [insert effective date]. We reserve the right to close the offering upon the sale of the minimum number of shares.

At the date of this prospectus, our officers and directors are the only persons selling the shares and none will receive a commission on any sales they make. Where required by state law, an independent sales agent may be used. If an independent sales agent is used, we may pay a ten percent commission on any sales by the sales agent. We currently do not have any sales agent agreements in place.

All funds collected from the sale of the common stock will be deposited in an escrow account with Escrow Specialists, an unaffiliated escrow company in Ogden, Utah, which will be our escrow agent. If the minimum 300,000 shares are not sold and paid for during the offering period, all funds will be promptly returned to subscribers in full, without paying interest or deducting expenses. All subscribers’ checks should be made payable to "ESCROW SPECIALISTS-Aftermarket Enterprises, Inc., Escrow Account”.

	Price	Commissions	Proceeds to Company

Per share	$0.25	-0-	$0.25
Total Minimum Offering	$75,000	-0-	$75,000
Total Maximum Offering	$150,000	-0-	$150,000

This investment involves a high degree of risk, including immediate and substantial dilution from the public offering price. You should carefully read and consider the sections entitled “RISK FACTORS” beginning at page 4 and “DILUTION” beginning at page 10.

Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2007

TABLE OF CONTENTS
Pursuant to Item 502 of Regulation

Prospectus Summary

This summary highlights information contained in this prospectus and may not contain all of the information that should be considered prior to investing in our shares. We encourage you to read this prospectus in its entirety, with particular attention to the information under “Risk Factors” and our consolidated financial statements and related notes included in this prospectus.

THE OFFERING

Address	Aftermarket Enterprises, Inc. 4339 Sante Fe Road, #48-D San Luis Obispo, CA 93401-3306 (805) 457-6999

Securities offered by selling security holder
600,000 shares of common stock;
Subscription payments will only be released from the escrow account if the minimum number of shares is sold or for the purpose of refunding subscription payments to the subscribers. Subscribers will not have the use or right to return of such funds during the escrow period, which may last as long as 120 days from the effective date of this prospectus. If the offering is terminated before the minimum number of shares is sold, subscription payments will be refunded in full to subscribers, without paying interest or deducting expenses, by mailing refund checks within two business days of the termination of the offering.

If the minimum offering is sold within the specified period, the net proceeds from subscribers will be disbursed to Aftermarket. Shares will be issued and mailed to subscribers within one week of the disbursement of the minimum net proceeds to Aftermarket, or within one week of the receipt by Aftermarket of additional subscription payments once the minimum has been met.

Common stock outstanding before the offering	1,100,000 shares of common stock

Common stock to be outstanding after the offering	1,400,000 assuming minimum sold 1,700,000 assuming maximum sold

Use of proceeds	Proceeds from this offering will be used for primarily for marketing and expansion of product offering. See “Use of Proceeds” beginning on page 11.

Risks
As part of your evaluation, you should take into account not only our business approach and strategy, but also special risks we face in our business. For a detailed discussion of these risks and others, see “Risk Factors” beginning on page 4.

Overview

Aftermarket Enterprises was incorporated in August 2006 in the state of Nevada to acquire all of the assets of Aftermarket Express, Inc. Aftermarket Express, Inc. is engaged in the sale of products for the automotive industry with a particular emphasis on accessories for sport utility vehicles. On September 1, 2006, we completed the acquisition of Aftermarket Express, Inc. and now operate Aftermarket Express, Inc. as a wholly owned subsidiary of Aftermarket Enterprises, Inc. Through the Aftermarket Express website www.EverythingSUV.com, we sell automotive accessories to owners of sport utility vehicles and with the proceeds of this offering hope to expand into additional automotive accessories for other types of vehicles.

Summary of Financial Information

The following table shows selected summarized financial data for Aftermarket at the dates and for the periods indicated. The data should be read in conjunction with the financial statements and notes included in this prospectus beginning on page F-2.

STATEMENT OF OPERATIONS DATA:

	For the Year Ended December 31, 2006 (Audited)	For the Year Ended December 31, 2005 (Audited)
Revenues	$289,131	$315,017
Cost of Goods Sold	$209,873	$239,730
Expenses	$86,900	$94,147
Net Income (Loss)	$(7,642)	$(18,860)
Basic Income (Loss) per Share	$(0.01)	$(0.02)
Weighted Average Number of Shares Outstanding	1,100,000	1,100,000

BALANCE SHEET DATA:
	December 31, 2006	December 31, 2005
Total Current Assets	$21,640	$13,965
Total Assets	$21,640	$13,965
Total Current Liabilities	$49,629	$53,521
Working Capital (Deficit)	$(27,989)	$(39,556)
Stockholder= Equity (Deficit)	$(27,989)	$(39,556)

Corporate Information

We were incorporated in 2006 in Nevada and operate through our wholly owned subsidiary Aftermarket Express, Inc. also a Nevada corporation. Our principal office is located at 4339 Santa Fe Road, Suite 48-D, San Luis Obispo, California 93401-3306. Our telephone number at this location is (805) 457-6999

RISK FACTORS

An investment in our common stock involves a high degree of risk, and should not be made by anyone who cannot afford to lose his or her entire investment. You should consider carefully the risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our common stock. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment if any of the following risks were to occur.

RISK RELATED TO OUR BUSINESS

We are a small company with limited capital resources and without additional funding, our ability to support growth until we reach profitability is questionable.

Our business has historically lost money and we have limited capital resources. We are sensitive to subtle changes in the marketplace, such as shrinking margins on the products we sell and month to month fluctuations in traffic to our website. Execution of our business plan is dependent upon our ability to secure additional capital resources and there is no assurance that we will secure such capital.  Without additional capital, we will not be able to continue to support our operations and would have to close down. Even with additional capital, unless we are able to expand our sales, we will continue to operate at a loss and would use any capital raised in this offering and have to close operations resulting in investors losing all of their investment.

Changes To Our Relationships With Key Suppliers Could Damage Our Business

A number of the products we offer are provided through a limited number of sources and our business model relies upon the willingness of suppliers to ship our order directly to our customers. If our relationships with our key suppliers were damaged, or if our suppliers became unwilling to ship our orders directly to our customers and we were unable to find other suppliers for those products, our business could be damaged. We currently do not have the resources to buy or carry a large inventory and without these pre-established relationships and our suppliers' willingness to ship directly, we would most likely not be able to stay in business. Additionally, many of our suppliers are starting to sell directly to consumers and may in the future decide to not allow third parties to sell using certain forms of commerce such as the Internet. If the manufactures started selling directly to consumers, it most likely would result in our loss of business and loss of an investor’s investment.

Our Vendor Relationships Subject Us to a Number of Risks

Although we continue to increase the number of vendors that supply products to us, we have a limited number of significant vendors that are important to our sourcing. We do not have long-term contracts or arrangements with most of our vendors to guarantee the availability of merchandise, particular payment terms, or the extension of credit limits. If our current vendors were to stop selling merchandise to us on acceptable terms, we may not be able to acquire merchandise from other suppliers in a timely and efficient manner and on acceptable terms. The loss of any key vendors could result in our inability to grow operations and obtain a profitable business operation resulting in the loss of all of an investors investment.

We Face Intense Competition

The market segments in which we compete are rapidly evolving and intensely competitive. We have many competitors in different industries, including both the retail and e-commerce industries. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, and other resources than we have. They may be able to secure merchandise from vendors on more favorable terms and may be able to adopt more aggressive pricing policies. Competitors in both the retail and e-commerce industries also may be able to devote more resources to technology development, fulfillment, and marketing than we have available. Additionally, with the expansion of e-commerce, many manufacturers of the products we sell are beginning to sell directly to the consumer bypassing companies such as ours.

Competition in the e-commerce channel may intensify. Other companies in the retail and e-commerce industries may enter into business combinations or alliances that strengthen their competitive positions. As various Internet market segments obtain large, loyal customer bases, participants in those segments may expand into the market segments in which we operate. The nature of the Internet as an electronic marketplace facilitates competitive entry and comparison shopping and renders it inherently more competitive than conventional retailing formats. This increased competition may reduce our sales, operating profits, or both. Given our small size, it may be difficult for us to protect the niche product line and market we have focused on and put an investor’s investment at particular risk if larger competitors focused on this marketplace.

Efforts to Expand Will Place a Significant Strain on our Management, Operational, Financial and Other Resources

We plan to expand our operations into other automotive market segments and doing so increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources, and internal financial control and reporting functions, and there can be no assurance that we will be able to manage it effectively. Our current and planned personnel, systems, procedures, and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate, and manage required personnel, which may limit our growth. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results and harm our business.

Our Expansion into New Product Areas Subjects Us to Business and Competitive Risks

We may have limited or no experience in new product activities and our customers may not favorably receive our new businesses. Our newer market segments may present special technology or logistical challenges that we have not faced. To the extent we pursue commercial agreements, acquisitions and/or strategic alliances to facilitate new product or service activities, the agreements, acquisitions and/or alliances may not be successful. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results and harm our business. With limited resources and personnel, if we are unable to expand our markets and product lines successfully, we probably would not be able to stay in business and all investor’s funds from this offering would be lost.

We May Experience Significant Fluctuations in Our Operating Results and Rate of Growth

Due to our limited operating history, our evolving business model, and the unpredictability of our industry, we may not be able to accurately forecast our rate of growth. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our net sales fall short of our expectations. With operations that are not yet profitable, if we are not successful in execution of our business plan, it is likely we would not have money to refocus onto new areas.

Our revenue and operating profit growth depends on the continued growth of demand for the products and services offered by us or our sellers, and our business is affected by general economic and business conditions throughout the world. A softening of demand, whether caused by changes in consumer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth. The products we sell are additions to cars and are not necessary. Consumers are using disposable income on the products we sell and these products may be the first to be cut back on if the economy were to soften.

Our net sales and operating results will also fluctuate for many other reasons, including:

•	our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands;

•	our ability to expand our network of sellers, and to enter into, maintain, renew, and amend on favorable terms commercial agreements and strategic alliances;
•	the introduction by our current or future competitors of websites, products, services, price decreases, or improvements;

•	changes in usage of the Internet and e-commerce;

•	timing, effectiveness, and costs of upgrades and developments in our systems and infrastructure;

•	the effects of commercial agreements and strategic alliances and our ability to successfully implement the underlying relationships and integrate them into our business;

•	the effects of acquisitions, and other business combinations and our ability to successfully integrate them into our business;

•	the outcomes of legal proceedings and claims;

•	technical difficulties, system downtime, or interruptions;

•	the extent to which we invest in technology, fulfillment, marketing and other expense categories;

•	the extent to which we provide for and pay taxes;

Finally, both seasonal fluctuations in Internet usage and traditional retail seasonality are likely to affect our business. Internet usage generally slows during the summer months, and sales usually increase in the fourth calendar quarter of each year.

Our Business Could Suffer if We Are Unsuccessful in Making, Integrating, and Maintaining Commercial Agreements, Strategic Alliances, and Other Business Relationships

We currently do not manufacture any products we sell and do not anticipate ever being a manufacturer. Accordingly, we rely on third party manufacturers and vendors for the products we sell. Without the authority from these manufactures and vendors to sell their products and to acquire product lines from new manufacturers and vendors, we would not be able to operate. We may enter into commercial agreements, strategic alliances, and other business relationships with other companies. These arrangements may be complex and may require substantial personnel and resource commitments by us, which may constrain the number of such agreements we are able to enter into. If we fail to implement, maintain, and develop successfully the various components of such commercial relationships, these initiatives may not be viable. Moreover, we may not be able to succeed in our plans to enter into additional commercial relationships and strategic alliances on favorable terms.

Any future third-party services agreements, other commercial agreements, and strategic alliances create additional risks such as:

•	disruption of our ongoing business, including loss of management focus on existing businesses;

•	impairment of other relationships;

•	variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

•	difficulty integrating under the commercial agreements.

The Loss of Key Senior Management Personnel Could Negatively Affect Our Business

We depend on the continued services and performance of key personnel, particularly Adam Anthony our president . We do not have “key person” life insurance policies. The loss of any of our executive officers or other key employees could harm our business.

System Interruption and the Lack of Integration and Redundancy in Our Systems May Affect Our Sales

Customer access to our website(s) and the speed with which a customer is able to navigate and make purchases on our website(s) directly affects the volume of goods we sell and the services we offer and thus affects our net sales. We experience occasional system interruptions and delays that make our website(s) unavailable or slow to respond and prevent us from efficiently fulfilling orders, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders.  Should this occur, it would make our product offerings less attractive to our customers and our service offerings less attractive to third parties. While we do have backup systems for certain aspects of our operations, our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. In addition, we may have inadequate insurance coverage or insurance limits to compensate us for losses from a major interruption. If any of this were to occur, it could damage our reputation and be expensive to remedy.

We May Be Subject to Product Liability Claims if People or Property Are Harmed by the Products We Sell

Some of the products we sell may expose us to product liability claims relating to personal injury, death, or property damage caused by such products, particularly if the manufacturers of such products do not have sufficient resources to protect themselves from such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our vendor agreements with our distributors and manufacturers do not indemnify us from product liability.

We Are Subject to a Number of Risks Related to Payments We Accept

We accept payments by a variety of methods, including credit card, debit card and physical bank check. As we offer new payment options to our customers, like direct debit in the U.S., we may be subject to additional regulations, compliance requirements, and fraud. For certain payment transactions, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected.

We Could Be Liable for Breaches of Security on Our Website

A fundamental requirement for e-commerce is the secure storage and transmission of confidential information. Although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate such fraud or breaches may adversely affect our operating results.

We May Not Be Able to Adapt Quickly Enough to Changing Customer Requirements and Industry Standards

Technology in the e-commerce industry changes rapidly. We may not be able to adapt quickly enough to changing customer requirements and preferences and industry standards. Competitors often introduce new products and services with new technologies. These changes and the emergence of new industry standards and practices could render our existing websites obsolete.

RISK FACTORS RELATING TO THE OFFERING

The book value of your investment will be much lower than the purchase price creating an immediate dilution to your investment and in the case of liquidation a loss of some, if not all, of your investment.

Persons purchasing shares in this offering will suffer a substantial and immediate dilution to the book value of the common stock below the offering price. The book value of our shares on December 31, 2006, was approximately ($0.025) per share. After sales of the minimum 300,000 shares, the book value per share will be approximately $0.034, or a loss, based on the net tangible book value, to subscribers of approximately $0.22 per share. After sales of the maximum 600,000 shares, the book value per share will be approximately $0.072, or a loss to subscribers, based on the net tangible book value, of approximately $0.18 per share.

There is no current market for Aftermarket’s stock making any investment an illiquid, long term investment. Should a market not develop, you may not be able to sell the stock.

At the present time, there is no public market for shares of Aftermarket's common stock, and we do not know if a public market will develop after the offering. Upon completion of the minimum offering, Aftermarket will seek a securities broker-dealer, called a market maker, willing to apply for a trading symbol and trade our stock. We do not know if such a market maker will continue acting for us, or that an active market will be developed or maintained. Even if a market develops, the future market price may be lower than the price you paid because the determination of the offering price was arbitrary. If no market develops, or if the future market price is low, you may be unable to sell your shares or may only be able to sell at a loss. Investors in this offering should consider any investment in shares of our common stock as an illiquid, long term investment.

Once an investment is made, you will no longer be able to withdraw your funds unless the minimum is not raised which will tie up your moneys for a long period of time if your circumstances or mind should change.

Investors do not have the right to withdraw invested funds. Subscription payments will only be released from the escrow account to Aftermarket, if the minimum number of shares is sold, or for the purpose of refunding subscription payments to the subscribers, if the minimum number of shares is not sold. Therefore, once you have invested, you will not have the use or right to return of such funds during the escrow period, which may last as long as 120 days from the effective date of this prospectus.

Current management and our founders own most of the shares and will control Aftermarket leaving investors in this offering to be dependent on management’s ability and making it difficult to change management or our direction if an investor should become dissatisfied with management or our business model.

Aftermarket issued 1,100,000 shares of common stock to founders and current management in connection with our organization. Upon completion of the minimum and/or maximum offering, management and founders will have control of approximately 78.57% and 64.71%, respectively, of the outstanding shares. As a result, management and founders will most likely be in a position to elect at least a majority of the Board of Directors, to dissolve, merge or sell the assets, and to direct our business affairs without shareholder input or consent. In addition, management’s cash investment per share is considerably less than the share price in the offering, which means your investment is at proportionately greater risk because your investment per share is greater.

DILUTION

On December 31, 2006, Aftermarket had a net tangible book value, total tangible assets less total liabilities, of ($27,989). The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in Aftermarket’s net tangible book value after December 31, 2006, except the sale of the minimum and maximum shares of common stock offered at the public offering price and receipt of the minimum $75,000 and the maximum $150,000, gross proceeds therefrom. The net tangible book value per share is determined by subtracting total liabilities from the tangible assets of Aftermarket divided by the total number of shares of common stock outstanding.

	Minimum Shares Sold	Maximum Shares Sold
Shares Outstanding	1,400,000	1,700,000
Public offering price per share	$.25	$.25
Net tangible book value per share before this offering	($0.025)	($0.025)
Adjusted net tangible book value per share after this offering	$0.034	$0.072
Increase per share attributable to new investors	$0.059	$0.097
Dilution per share to new investors	$0.22	$0.18

COMPARATIVE DATA

The following chart illustrates the percentage of ownership in Aftermarket held by the present shareholders, by the investors in this offering if the minimum and maximum number of shares of common stock are purchased, and a comparison of the relative money invested by the present shareholders of Aftermarket and by the investors in this offering.

	Total Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Minimum Offering
Present Shareholders	1,100,000	78.57	$ 11,000	12.79	$.01
New Investors	300,000	21.43	$ 75,000	87.21	$.25
Maximum Offering
Present Shareholders	1,100,000	64.71	$ 11,000	6.83	$.01
New Investors	600,000	35.29	$150,000	93.17	$.25

Total consideration for present shareholders is based on the total cash and promissory notes contributed by the existing shareholder. Total consideration for new investors is based on estimated gross proceeds from the offering. Average price per share for existing shareholders is determined by dividing the number of shares of common stock outstanding on March 27, 2007, into the total consideration paid.

Special note regarding forward-looking statements

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Use of Proceeds

The gross proceeds to be received by Aftermarket from the sale of the minimum and the maximum number of shares of common stock are estimated at approximately $75,000, and $150,000, respectively. Cost of the offering are estimated at $17,500. It is anticipated that during the 12 month period following the offering, Aftermarket intends to use the proceeds from the offering in the following general amounts and order of priority. The allocation of proceeds is based on Aftermarket's estimates. The table sets forth the minimum, maximum investments as well as an assumed sale of 75% of the shares or $112,500. The percentages have been rounded.

	Minimum Amount	Assuming Proceeds of	Maximum Amount
Item	$75,000	$112,500	$150,000

Offering Expense	$17,500	$17,500	$17,500
Marketing and Promotion	$25,000	$43,750	$62,500
New website dev & launch	$15,000	$26,250	$37,500
Equipment/Software	$12,500	$17,500	$25,000
Working capital	$5,000	$7,500	$7,500
Total Proceeds	$75,000	$112,500	$150,000

The above estimates of expenditures may differ under certain circumstances. We would anticipate most changes to result in the increase in the allocation of proceeds to marketing and promotion. Otherwise, we anticipate using working capital to cover any unforeseen expenses such as additional legal or accounting cost. If we pay sales commissions, the above amounts will be changed primarily removing amounts otherwise aimed for marketing and promotion. Prior to paying any sales commissions, we will amend the prospectus with a post-effective amendment to indicate the changes if sales commission are to be paid.

The amounts set forth merely indicate the general application of net proceeds of the offering. Actual expenditures relating to the development of Aftermarket’s business may differ from the estimates depending on the efficacy of our marketing and promotion efforts and the costs of developing websites for other automobile segments. Aftermarket recognizes that such proceeds may be insufficient to enable Aftermarket to fully exploit its business plan and objectives and Aftermarket may have to seek additional financing through loans, the sale of additional securities, or other financing arrangements. No such arrangements exist, and there can be no assurance that they may be available in the future should the need arise. All funds not being utilized by Aftermarket for our proposed business will be held in interest bearing accounts, short term interest bearing certificates of deposit, treasury bills, or other high grade short term securities. Those funds which Aftermarket receives, other than from the offering, will be utilized for the purpose of paying any additional costs of this offering and funding Aftermarket business operations.

Determination of Offering Price

Prior to the offering there has been no market for Aftermarket’s common stock and there can be no assurance that a regular trading market will develop on completion of this offering. The offering price of the common stock was determined by management of Aftermarket and may not be indicative of the market price for the common stock after the offering or of the value of Aftermarket. At this time, an investment in Aftermarket, is an investment based on the perceived value of Aftermarket’s products and potential market, the president’s ability to expand existing markets and develop new markets, and Aftermarket’s overall business strategy, none of which can be quantified. Among the factors considered in determining the offering price were Aftermarket’s proposed business activities and the scope and nature of the products we intend to offer and the market we are targeting; Aftermarket’s limited operations, current financial condition and possible need for additional working capital; our future prospects, the experience of our president, the economics of Aftermarket’s industry in general, prior sales of Aftermarket’s common stock, the general condition of the equity securities market, and other relevant factors. As stated above, the factors considered are difficult to quantify and the initial public offering price should be considered arbitrary and may be based more on a perceived value at this time rather than an actual proven value.

Plan of Distribution

Aftermarket will sell up to 600,000 shares of common stock to the public on a "best efforts, 300,000 shares minimum, 600,000 shares maximum" basis. If Aftermarket fails to sell the minimum number of shares of common stock within the offering Period (120 days from the effective date of this prospectus), the offering will be terminated. In the event of such termination, subscription payments will be refunded in full to subscribers, without paying interest or deducting expenses, by mailing refund checks within two business days of the termination of the offering.

All subscription payments should be made payable to "Escrow Specialists-Aftermarket Enterprises, Inc., Escrow Account." Escrow Specialists is a private Ogden, Utah company unrelated to Aftermarket or our management, which will act as Aftermarket’s escrow agent for this offering. Aftermarket will deposit subscription payments no later than noon of the next business day following receipt in the escrow account maintained by Escrow Specialists, as escrow agent, pending the sale of the minimum number of shares of common stock within the offering period.

Subscription payments will only be released from the escrow account if the minimum number of shares is sold or for the purpose of refunding subscription payments to the subscribers. Subscribers will not have the use or right to return of such funds during the escrow period, which may last as long as 120 days from the effective date of this prospectus.

If the minimum is sold within the specified period, the net proceeds from subscribers will be disbursed to Aftermarket. Shares will be issued and mailed to subscribers within one week of the disbursement of the net proceeds to Aftermarket, or within one week of the receipt by Aftermarket of additional subscription payments once the minimum has been met.

Any changes in the offering’s material terms after the registration statement’s effectiveness will terminate the offering and entitle subscribers to a refund. Material changes include an extension of the offering period, a change in the offering price, the addition of a minimum purchase requirement, a change in the amount of proceeds necessary to release the funds in escrow, or a change in the estimates for application of the proceeds.

The common stock is being offered by Adam Anthony, the officer and director of Aftermarket and where required by state law, sales agents licensed in the appropriate jurisdiction. No commissions will be paid on sales made by our officers and directors. If state law requires a licensed sales agent for sales of securities in the state, we may enter into agreements with certain broker-dealers or sales agents to sell the shares of common stock. If we enter into any agreements with broker-dealers or sales agents we may pay a commission of up to 10% of the sales made by such sales agent. If Aftermarket enters into any agreements with a broker-dealer, we will file such agreements with the

National Association of Securities Dealers and file a post-effective amendment to this prospectus referencing such agreements. Once a sales agreement is entered with a broker-dealer, we will have to receive approval from the National Association of Securities Dealers Corporate Finance Department indicating the compensation charged is acceptable and receive approval from the SEC on the post-effective amendment. Officers and directors of Aftermarket may purchase shares in the offering. The officers and directors may, but are not required, purchase the shares in an effort to reach the minimum subscription amount of 300,000 shares.

It is anticipated that shares will be sold to friends, family and acquaintances of our officers and directors. We do not anticipate any form of advertising and all contacts will be made personally by our officers and directors. Once a person indicates a desire to purchase shares, the officers will accept the subscription and deposit it within twenty-four hours into the escrow account. Once the escrow minimum has been reached, the officers and directors will notify the subscriber that the minimum has been reached and his or her shares will be delivered to them.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

The following table identifies all directors and executive officers:

		Principal Occupation for Past Five Years and
Name	Age	Current Public Directorships or Trusteeships
Adam Anthony	41
Mr. Anthony currently serves as our sole officer in the position of president and director. Additionally, Mr. Anthony since April 2006 has served as the VP Corporate Finance, Ascendiant Capital Group, LLC which is a business consulting company located in Irvine, California. From April 2004 through April 2006, Mr. Anthony was the executive vice-president of mergers, acquisitions and corporate affairs for PracticeXpert, Inc of Calabasas, California which engaged in the provision of medical billing and practice management services to physicians. From April 2003 through April 2004 Mr. Anthony was a business consultant for PracticeXpert, Inc. Prior to joining PracticeXpert, Inc., Mr. Anthony was the CEO of Thaon Communications of Los Angeles, California which was primarily involved in the placement of direct response advertising and the marketing of various general consumer products via infomercials. Mr. Anthony received his bachelor’s degree in business administration from Saginaw Valley State University in University Center, Michigan.  Mr. Anthony is not an officer or director of any public companies.

Mr. Anthony has not filed for bankruptcy, been convicted in a criminal proceeding or been the subject of any order, judgment, or decree permanently, temporarily, or otherwise limiting activities (1) in connection with the sale or purchase of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, (2) engaging in any type of business practice, or (3) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 26, 2007, the names, addresses and number of shares of common stock beneficially owned by all persons known to the management of Aftermarket to be beneficial owners of more than 5% of the outstanding shares of common stock, and the names and number of shares beneficially owned by all directors of Aftermarket and all executive officers and directors of Aftermarket as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned).

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

All percentages are calculated based upon a total number of 1,100,000 shares of common stock outstanding as of March 27, 2007, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

	Amount and Nature of	Percentage of Outstanding	Percentage Outstanding After Offering
Name and Address of Beneficial Owner	Beneficial Owner	Common stock	Assuming Maximum Sold

Principal Shareholders
Ascendiant Capital Group, LLC 18881 Von Karman Avenue, 16th Floor Irvine, CA 92612	555,000	50.45%	32.65%
Jeffrey W. Holmes P.O. Box 11207 Zephyr Cove, NV 89448	280,000	25.45%	16.47%
Adam Anthony 276 Encanto Ave Pismo Beach, CA 93449	220,000	20.00%	12.94%
Officers and Directors
Adam Anthony 276 Encanto Ave Pismo Beach, CA 93449	220,000	20.00%	12.94%
All directors and executive officers of the
Company as a group (1 individual)	220,000	20.00%	12.94%

Description of Securities

Aftermarket is authorized to issue ninety million (90,000,000) shares of common stock, par value $0.001 per share and ten million (10,000,000) shares of preferred stock, par value $0.001 per share. Aftermarket has one million one hundred thousand (1,100,000) shares of common stock and no shares of preferred stock issued and outstanding at March 27, 2007. Although Aftermarket’s Board of Directors has no present intention to do so, the Board of directors has authority, without action by or vote of Aftermarket’s shareholders, to issue all or part of the authorized but unissued shares. In addition, Aftermarket’s Board of Directors has authority, without action by or vote of

Aftermarket’s shareholders, to fix and determine the rights, preferences, and privileges of the preferred stock, which may be given voting rights superior to that of the common stock, which power may be used to hinder or deter a takeover proposal, should any occur. Any issuance of additional shares of common stock or preferred stock will dilute the percentage ownership interest of shareholders and may further dilute the book value of Aftermarket’s shares.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. Aftermarket’s bylaws provide that a majority of the issued and outstanding shares of Aftermarket constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws. Shareholders of Aftermarket have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Aftermarket, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. Aftermarket seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

The authority to issue the preferred stock is vested in the board of directors of Aftermarket, which has authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which Aftermarket is authorized to issue. The above described authority of the board of directors may be exercised by corporate resolution from time to time as the board of directors sees fit.

Non-Cumulative Voting

The holders of shares of common stock of Aftermarket do not have cumulative voting rights. Thus, the holders of more than 50% of such outstanding shares, voting for election of directors, can elect all of the directors to be elected, and in such event, the holders of the remaining shares will not be able to elect any of Aftermarket’s directors. If the maximum number of shares offered hereby are sold, the present shareholders will own approximately 64.70% of Aftermarket’s issued and outstanding shares, and remain in a position to potentially elect all of the members of the Board of Directors. Further, if the minimum number of shares are sold, the present shareholders will own approximately 78.57% of Aftermarket’s common stock and will therefore control Aftermarket.

Transfer Agent

Aftermarket's transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, Utah 84111, Telephone (801) 355-5740 and Facsimile (801) 355-6505.

Market Information

At the present time, there is no public market for any of Aftermarket’s securities, and there is no assurance any market will develop after the offering. The development of a trading market following completion of this offering will be dependent on market makers and other broker-dealers initiating quotations in interdealer quotation media, in maintaining a trading position, and otherwise engaging in market making activities in Aftermarket’s securities. There is no assurance that any trading market for Aftermarket’s securities will develop following the offering.

Reports to Shareholders

Aftermarket will prepare and file an annual report on Form 10KSB with the Securities and Exchange Commission which report will contain audited financial statements. We intend to file this report within 90 days of the end of our fiscal year. This report will be available over the internet at the Securities and Exchange Commission web site www.sec.gov. We will also supply this report to any shareholders who request it. In addition, Aftermarket may, from time to time, issue unaudited interim reports and financial statements, as may be required under the Securities Exchange Act of 1934, as amended. These reports will also be supplied to any shareholder who requests it and be available for review on the SEC web site.

Dividend Policy

The holders of common stock are entitled to dividends when, and if, declared by the Board of Directors from funds legally available therefore, subject to any preference on preferred stock, if applicable, which may then be outstanding. Aftermarket has not paid a dividend since our incorporation. Aftermarket intends to focus on growing its business operations and using profits, if any, to reinvest in growing our business operations, accordingly, at least for the foreseeable future, it is not anticipated that funds will be available for the issuance of dividends.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents and/or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

This prospectus and registration statement contains consolidated financial statements at December 31, 2006 and 2005. The financial statements contained in this prospectus and registration statement for the years ended December 31, 2006 and 2005 have been audited by Child, Van Wagoner & Bradshaw, PLLC, independent registered accounting firm, as set forth in their report accompanying the consolidated financial statements and have been included herein in reliance upon such report, and upon the authority of said firm as experts in accounting and auditing.

Victor D. Schwarz, PC provided the opinion attached hereto as Exhibit 5.1 stating that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.
Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation, which is not the case with our articles of incorporation. Excepted from that indemnification are:

(1)	a willful failure to deal fairly with Aftermarket or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will advance all expenses incurred to any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise. The Board of Directors may authorize the corporation to indemnify and advance expense to any officer, employee, or agent of the corporation who is not a director to the extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for the indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by the director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudications of such issue.

Aftermarket has agreed to indemnify, defend and hold the selling security holder harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of the stock purchase agreement or failure to perform with respect to any of its representations, warranties, or covenants contained therein. In no event shall Aftermarket or the selling security holder be entitled to recover consequential or punitive damages resulting from a breach or violation of the stock purchase agreement nor shall any party have liability in the event of gross negligence or willful misconduct or the indemnified party.

At this time, there are no current or pending lawsuits which would require indemnification.

Description of Business

Organization and Corporate History

Aftermarket Enterprises was incorporated in August 2006 in the state of Nevada. On September 1, 2006, we completed the acquisition of Aftermarket Express, Inc. dba Everything SUV. Aftermarket Express sells automotive accessories on the website www.everythingsuv.com which has been in operation since 2002.

General

Through our website, www.EverythingSUV.com, we sell automotive accessories to owners of sport utility vehicles. We maintain relationships with approximately two dozen manufacturers and distributors who ship our orders directly to our customers, enabling us to avoid the need to carry any inventory for more than 99% of the products we currently sell.

We receive and process all of our orders electronically. Once the order is received from the website, the customer’s credit card is authorized for the total cost of the sale, including shipping and handling. Upon successful authorization of the credit card, the order is sent to the appropriate supplier via fax or email. Upon confirmation that the order has been shipped by the supplier, the customer’s credit card is charged for the full value of the sale. Since we do not maintain an inventory, credit cards are not charged until shipment to assure the manufacturer has the item in stock for immediate shipment. If the item is not available for immediate shipment, electronic communication is sent to the customer informing them of any delays.

In the event that a customer chooses to return an item, we promptly refund the charge to their credit card upon notification from the supplier that the item has been received back from the customer.

Market Overview

The industry that we are active in is referred to as the “Specialty Automotive Equipment Industry,” and the companies manufacturing products and/or providing services in our industry are called “specialty automotive equipment companies.” They can be grouped into one of three major functional segments:

-	Specialty Accessories and Appearance Products
-	Racing and Performance
-	Wheels, Tires and Suspension Components

We sell primarily products from the Specialty Accessories and Appearance Products segment and we currently cater specifically to the owners/drivers of sport utility vehicles.

The Specialty Accessories and Appearance Products market segment includes interior trim and accessories such as floor mats and dashboard trim kits, brush bars, exterior side steps, cargo area liners, bug deflectors, restyling and appearance products, specialty waxes and chemicals, graphics and decals, sunroofs and others. According to independent market research, this segment has a broader range and larger number of products than the other two segments and the total size of this market segment was estimated to be $6.28 billion in 2005 (measured in wholesale dollars), representing 57.4% of the overall specialty automotive equipment industry.

According to independent market research, most consumers approach modifying their light trucks from one of four basic perspectives:

-	Maintaining the vehicle's value
-	Matching the vehicle to their lifestyle
-	Improving the utility value of the vehicle
-	Personalizing their vehicle just to make it more unique

Sport utility vehicles are a part of the “Light Truck” segment of the automotive industry and comprise approximately 50% of all units sold in that market segment. The overall size of the specialty automotive equipment market for the light truck segment is estimated at approximately $3.6 billion when measured in wholesale dollars.

Business Strategy

Aftermarket currently operates out of an office in San Luis Obispo which contains computers and other office equipment necessary for the operation of the company. Management believes that this location will suffice to accommodate the operation of the company for at least the next twelve months.

We believe that by increasing our website traffic, we will increase our revenues and profits. There are currently no programs in place which serve to drive traffic to our site. We have begun researching a variety of methods for increasing traffic including search engine optimization programs, outbound email programs, online advertising, affiliate programs and direct mail. We will begin immediately to implement those tools available to us for little or no cost and will track their effectiveness closely. As capital is available, we will run similar tests utilizing other tools not presently available to us given our capital constraints.

Management has examined all operating systems and software to determine where greater levels of efficiency can be found. We presently do not utilize a Customer Relationship Management (CRM) software solution. We are researching various CRM solutions and will choose one in the near future that we believe will be cost effective and that we will be able to implement without disruption to day to day operations. The implementation of such a system will decrease the number of man hours associated with processing orders, give us greater control over - and insight into - our customer database and increase our overall ability to understand who our customers are, what they are buying, how much they are spending and how often they are buying from us. With this information we believe we will be able to make more intelligent decisions in the development of our marketing program and thereby be more effective in growing our business.

If we are successful in our efforts to increase the website traffic and efficiency of operations for our current website, the cash flow from operations will be used, along with other capital resources, if available, to develop and launch two other websites, one for general automotive accessories and one for the niche of high performance imported cars. A large percentage of our customers have other vehicles in their household for which we have few, if any product offerings. We believe that by leveraging some of the supplier relationships we have, forging new supplier relationships for products we don’t currently offer and leveraging the software we have for our storekeeping in our existing website, we can cross promote a generic auto accessory website and increase our revenues and gross profit without significantly increasing our costs. In addition, we believe there exists a significant opportunity in the “Tuner” market. The Tuner market is the market segment that consists of individuals who customize import sedans, such as Honda Accords, Toyota Celicas and the like by adding performance enhancing products to them along with significant appearance accessories. This market has expanded significantly in recent years and there are a number of websites catering to this market. Management believes that by deploying the same business model, leveraging existing infrastructure, developing relationships with accessory suppliers to this market and developing a website dedicated to Tuners, we can be successful in gaining market share and create a new revenue and profit stream.

Our business strategy is to focus on superior customer service and constantly be striving to provide the most current products available in the marketplace.

In addition, we will attempt to consistently increase website traffic for all Aftermarket websites, to expand into market segments that appear to be available to us, capitalize on existing opportunities to cross promote and strive to maximize the dollar value of each customer.

There is intense competition in the marketplace on price. Many of the products we sell require installation. Customers often have questions about their products, either in advance of the order or after the sale. We pride ourselves on providing friendly, knowledgeable customer service in the process of making sure that our customers are satisfied and we believe this results in a greater level of customer loyalty and repeat business. We currently staff our phones 8 hours a day and believe that the one on one customer service we provide differentiates us from our competition. Our customer service representative is highly knowledgeable about the products we sell and their installation, enabling us to provide valuable guidance with regard to nuances that may exist in fitting our installation steps from one vehicle to another and from one product manufacturer to another. We believe that this contributes to a greater degree of customer loyalty and, as we expand, we will continue to strive to provide superior customer service as a cornerstone of our business activity. In order to achieve this, we will concentrate efforts on streamlining order processing, maintaining an up to date customer database and extensive employee training.

We maintain close relationships with all of our key suppliers and strive to update our website as quickly as possible whenever new products are released.

Opportunities for Growth

Our business operates in a large market offering a broad array of products. The following opportunities for growth are the ones we will initially focus on:

-
We believe that an increase in traffic to our existing website will translate into increased sales. We do not presently conduct any promotional activity to drive traffic to our site. We believe there is great opportunity to significantly increase our level of business by initiating marketing and promotional activities aimed at increasing our website traffic.

-	Developing and launching additional websites serving other niches within the automotive industry, such as high performance imported cars.
-	Developing and launching an additional website offering generic automotive accessories that may be useful to an owner of virtually any type of automobile.
-	Developing an affiliate program that will allow us to receive a percentage of the sales from affiliates who will sell their complementary products to customers who visit through our website.
-	Maximizing the revenue we are able to realize from each customer.

Marketing and Promotion

We do not currently undertake any marketing activities, but we intend to institute a variety of such activities in the near future depending on the success of this offering. We will utilize search engine optimization, email marketing, affiliate programs and various forms of online advertising to expand our current customer base and maintain our existing customer relationships. Our marketing strategy is designed to increase customer traffic to our websites, drive awareness of products and services we offer, promote repeat purchases and develop incremental product revenue opportunities. We will also employ a variety of media, business development activities, and promotional methods. The success of these marketing plans in unknown since we have not had the capital to commit to marketing in the past. We are hopeful that with funds to engage in some marketing we will be able to expand our business as to date we have relied on word of mouth and free internet searches.

Competition

The environment for our products and services is intensely competitive. Our current and potential competitors include: (1) brick and mortar retailers, catalog retailers, publishers, vendors, distributors and manufacturers of our products, many of which possess significant brand awareness, sales volume, and customer bases, and some of which currently sell, or may sell, products or services through the Internet, mail order, or direct marketing; (2) other online e-commerce sites; (3) a number of indirect competitors, including media companies, Web portals, comparison shopping websites, and Web search engines, either directly or in collaboration with other retailers; and (4) companies that provide e-commerce services, including website development; third-party fulfillment and customer-service. We believe that the principal competitive factors in our market segments include selection, price, availability, convenience, information, discovery, brand recognition, personalized services, accessibility, customer service, reliability, speed of fulfillment, ease of use, and ability to adapt to changing conditions, as well as our customers’ overall experience and trust in transactions with us. We believe by bringing an assortment of various products onto one web site geared to a niche market we can compete effectively with the larger all encompassing sites. However, given the number of competitors, we will constantly face price pressures and will have to be able to operate on small margins. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Intellectual Property

We currently own no intellectual property.

Seasonality

Our business is affected by seasonality, which historically has resulted in higher sales volume during our fourth quarter.

Employees

As of March 27, 2007, subsequent to the balance sheet date, we have one (1) full time employee. None of our employees are represented under a collective bargaining agreement. We believe our relations with our employees to be good.

Management’s Discussion and Analysis or Plan of Operations

Certain statements in this Report constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions; industry trends; changes in demand for our products and services; uncertainties relating to customer plans and commitments and the timing of orders received from customers; announcements or changes in our pricing policies or that of our competitors; unanticipated delays in the development, market acceptance or installation of our products and services; changes in government regulations; availability of management and other key personnel; availability, terms and deployment of capital; relationships with third-party equipment suppliers; and worldwide political stability and economic growth. The words "believe", "expect", "anticipate", "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and accompanying notes.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.  The Company believes there have been no significant changes during the year ended December 31, 2006.

The Company’s accounting policies are more fully described in Note 1 of the consolidated financial statements. As discussed in Note 1, the preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the future events that affect the amounts reported in the consolidated financial statements and the accompanying notes. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual differences could differ from these estimates under different assumptions or conditions. The Company believes that the following addresses the Company’s most critical accounting policies.

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). Under SAB 104, revenue is recognized at the point of passage to the customer of title and risk of loss, when there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. We recognize revenue as services are provided. Revenues are reflected net of coupon discounts.

We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109). Under SFAS No. 109, deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets will be reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized. A valuation allowance has currently been recorded to reduce our deferred tax asset to $0.

Plan of Operation

We have been successful in establishing a web store presence and supplier relationship in the aftermarket SUV accessories marketplace. We hope to leverage this presence into additional aftermarket accessories product lines. Currently, our product line focuses on the SUV marketplace. As we look to expand with the capital obtained in this offering, we hope to be able to take the same concept and broaden it to the overall aftermarket accessory marketplace instead of the niche of SUV accessories.

To expand our concept, we will need to create a broader web presence and may set up additional “web stores” to focus on the different segments in the aftermarket accessories marketplace. Additionally, we will have to establish new supplier relationships to be able to offer a broader product line. It is our belief that we have established the know-how and understand the marketplace to be able to enter the car and truck accessories marketplace successfully. Since the technology and systems we have established can be used for these new product lines, we do not feel our cost will increase substantially as we enter the new product lines. We are hopeful with the proceeds of this offering we can purchase additional equipment as well as acquire additional software support to be able to expand our web presence. This will require additional marketing dollars to be able to increase our web based advertising to help drive business to our web site.

In the past, the prior management of the business engaged in very little marketing or support activity and was able to generate several hundred thousand dollars in sales. We are hopeful that with an increased focus from management and additional marketing dollars, we will be able to increase sales leading to profitable operations.

Results of Operations

For the year ended December 31, 2006, we had revenues of $289,131 which was down from the prior year’s revenues of $315,017. Part of the decline in revenues was the result of prior management not updating the product offerings on a timely basis as the prior management began to focus on other business interests. We have tried to alleviate this issue by being more proactive in working with suppliers to be able to offer the latest products and pricing list for customers. We also will be focusing on expanding our product list away from just SUV accessories to cover a broader car and truck accessory product line.

For the year ended December 31, 2006, we had a loss of $7,642 which was down from the loss of $18,860 for 2005. Our loss was reduced as a result of new management’s focus on reducing expenses and cost of goods. Total expenses decreased by over $7,000 from 2005 to 2006 and our cost of goods sold decreased from 76.1% of sales to 72.6% of sales from 2005 to 2006 respectively.

We anticipate cost of goods sold to remain relative fixed as a percentage of sales. Overall expenses will increase in coming periods as we focus on upgrading our software and hardware as well as increase advertising dollars. We are hopeful, however, that the increased expenses will translate into increased revenues.

Liquidity and Capital Resources

As of December 31, 2006, we had a working capital deficit of $27,989. This is a reduction from the $39,556 working capital deficit we had at December 31, 2005, as we raised some additional capital in 2006. We are hopeful with some of the expense reductions we have implemented and renewed focus on our sales activity that we will be able to eliminate our working capital deficit this year. We do not plan on using the proceeds from this offering to help cover our prior deficit unless we are unable to increase sales and obtain profitability. Currently, the majority of our debts are to our stockholders which are owed $31,118. We are hopeful that we will be able to service this debt through profits this year. We do not expect to have to use the proceeds of this offering to cover any of our working capital issues.

As we expand operations, we will be trying to rely on proceeds from this offering to cover the increased cost and expenses. However, depending on how our business performs over the next several months, we may have to seek additional capital in the future.

Our primary source of liquidity in the past has been cash provided by debt instruments and operating activities. Our working capital needs over the next 12 months consist primarily of marketing, software and equipment purchases and administrative expenses. We are hopeful that with changes made to the business over the last several months, we will be able to meet our ongoing needs and rely on the proceeds of this offering for additional marketing, software and equipment purchases. If our efforts to increase sales are not successful, we will have to obtain additional financing. Presently, we do not feel bank financing is feasible and believe we would have to rely on debt from existing shareholders and management or further equity offerings. At this time there is no commitments from any parties to provide further financing.

Description of Property

We currently lease an office at 4339 Santa Fe Road #48-D San Luis Obispo, CA 93401 at a lease rate of $575 per month. The lease has a term of 12 months and expires on October 31, 2007. Management believes this facility will serve our purposes for at least the next twelve months.

Certain Relationships and Related Transactions

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

On August 20, 2006, our President purchased 220,000 shares of common stock for a price of $.01 per share and a total cost of $2,200. In total, 7 investors, including our President, purchased 1,100,000 shares of our common stock at $.01 per share for a total initial capitalization of $11,000.00.

On August 17, 2006, we entered into a Promissory Note with one of our major shareholders, Jeffery Holmes (the “Holmes Note”). The Holmes Note allows us to borrow up to $20,000, bears 10% interest and matures on August 17, 2007. As of December 31, 2006, the balance on the Holmes Note was $10,000. Since then we have drawn an additional $5,000, resulting in a total of $15,000 outstanding on the Holmes note, to date.

On August 17, 2006, we entered into a Promissory Note with one of our major shareholders, Ascendiant Capital Group, LLC (the “Ascendiant Note”). The Ascendiant Note allows us to borrow up to $40,000, bears 10% interest and matures on August 17, 2007. As of December 31, 2006, the balance on the Ascendiant Note was $20,000. Since then we have drawn an additional $10,000, resulting in a total of $30,000 outstanding on the Ascendiant note, to date.

Market for Common Equity and Related Stockholder Matters

Lack of Prior Public Market and Possible Volatility of Stock Price

Prior to this offering, there has been no public market for the common stock and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Aftermarket will seek a Market Maker to apply to have Aftermarket’s common stock included for quotation in the over-the-counter market on the OTC Bulletin Board. There can be no assurance that the Market Maker’s activities will be continued, or that an active trading market for Aftermarket’s common stock will be developed or maintained. The future market price of the common stock may be highly volatile. Securities of issuers having relatively limited capitalization, limited market makers or securities recently issued in a public offering are particularly susceptible to fluctuations based on short-term trading strategies of certain investors. Although the initial offering price of the common stock reflects Aftermarket’s assessment of current market conditions, there can be no assurance that such price will be maintained following the offering.

Following completion of this offering, and listing of our stock on the OTC Bulletin Board, our common stock may be subject to special sales practice requirements applicable to ”designated securities“ on Apenny stock@ which are stock which trade below $5.00 per share and whose underlying companies do not meet certain minimum asset requirements. No assurance can be given that the bid price for our common stock will be above $5.00 per share following the offering. If such $5.00 minimum bid price is not maintained and another exemption is not available, our common stock would be subject to additional sales practice requirements imposed on broker-dealers who sell common stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written agreement to the transaction prior to the sale. These limitations make it difficult for broker dealers to sell penny stocks and most will not recommend a penny stock or sell a penny stock except to long term customers who are accredited investors. Because of these limitations many brokers do not follow penny stock or recommend them to clients. Consequently, the penny stock rules may affect the ability of broker-dealers to sell our common stock and also may affect the ability of persons acquiring our common stock to resell such securities in any trading market that may develop. If brokers do not recommend Aftermarket to their clients, it may be difficult to establish a market for the securities or to develop a wide spread shareholder base. Therefore, an investor trying to resell our shares may have difficulty because there may be little demand for our shares and even small share sales may result in a reduction in our share price.

We currently have no options, warrants or other rights outstanding to purchase or convert into shares of our common or preferred stock. We have not paid any cash dividends since inception, and we do not anticipate we will pay dividends in the foreseeable future.

Possible Sale of Common Stock Pursuant to Rule 144

Aftermarket has previously issued shares of common stock that constitute “restricted securities“ as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. The shares of common stock issued to Aftermarket’s founders may become eligible for resale under Rule 144 in July, 2007. (See “MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS”).

Shareholders

As of March 27, 2007, Aftermarket had 7 shareholders.

Control by Existing Shareholders

Upon completion of the minimum and/or maximum offering, approximately 78.57% and 64.71%, respectively, of the outstanding shares of common stock will be beneficially owned by the current president and existing shareholders of Aftermarket. As a result, the person currently in control of Aftermarket will most likely continue to be in a position to elect at least a majority of the Board of Directors of Aftermarket, to dissolve, merge or sell the assets of Aftermarket, and generally, to direct the affairs of Aftermarket.

Disproportionate Risks

Upon completion of the minimum offering, the present shareholders will own approximately 78.57% of the then issued and outstanding shares of Aftermarket, for which they will have contributed $11,000. Persons purchasing shares of common stock in the minimum offering will own approximately 21.43% of the then issued and outstanding shares, for which they will have paid $75,000, or approximately 87.21% of the then invested capital. Upon completion of the maximum offering, the present shareholders will own approximately 64.71% of the then issued and outstanding shares of Aftermarket. Persons purchasing shares of common stock in the maximum offering will own approximately 35.29% of the then issued and outstanding shares, for which they will have paid $150,000, or approximately 93.14% of the then invested capital. Consequently, the purchasers in this offering will bear a disproportionately greater risk investing in Aftermarket's business than its present shareholders.

Dividends

At this time we do not plan on paying dividends and will use any profits to fund growth.

Recent Sales of Unregistered Securities

Aftermarket has issued shares to seven individuals related to our formation and the purchase of our subsidiary. We have issued a total of 1,100,000 shares for $11,000. The shares were issued on August 20, 2006, shortly after Aftermarket Enterprises, Inc. was formed. All shares issued were common stock. The securities issued in the foregoing transactions were issued in reliance on the exemption from registration and the prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder. All of the shareholders are accredited investors and received their shares on the formation of Aftermarket Enterprises, Inc. No form of solicitation was used in the purchase of the shares of common stock. All parties knew each other prior to forming the business.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Aftermarket's chief executive officer and each of the other executive officers that were serving as executive officers at December 31, 2006 (collectively referred to as the "Named Executives"). No other executive officer serving during 2006 received compensation greater than $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Adam Anthony, CEO	2006	--	--	--	--	--	--	--

Mr. Anthony has not taken a salary and does not plan on taking a salary until the offering is complete. At that time, Mr. Anthony will evaluate the level of salary but does not anticipate a significant salary until Aftermarket achieves profitability.

Option/SAR Grants in Last Fiscal Year

In fiscal 2006, there were no stock option or SAR Grants.

Stock Option Exercise

In fiscal 2006, none of the named executives exercised any options to purchase shares of common stock.

Long-Term Incentive Plan (“LTIP”)

There were no awards granted during fiscal year 2006 under a long-term incentive plan.

Board of Directors Compensation

Each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board or directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. We did not compensate our directors for service on the Board of Directors during fiscal 2006.

No other compensation arrangements exist between Aftermarket and our Directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Aftermarket does not have any employment contracts with our executive officers. No other compensatory plan or arrangements exist between Aftermarket and our executive officers that results or will result from the resignation, retirement or any other termination of such executive officer’s employment with Aftermarket or from a change-in-control of the Company.

Report on Repricing of Options/SARs

During fiscal 2006, we did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officers.

Report on Executive Compensation

The Board of Directors determines the compensation of Aftermarket’s executive officer and president and sets policies for and reviews with the chief executive officer and president the compensation awarded to the other principal executives, if any. The compensation policies utilized by the Board of Directors are intended to enable Aftermarket to attract, retain and motivate executive officers to meet our goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. During the fiscal year ended 2006, Aftermarket's chief executive officer was Adam Anthony. There were no other executive officers for Aftermarket during the fiscal year 2006.

Board of Directors Interlocks and Insider Participation in Compensation Decisions

No such interlocks existed or such decisions were made during fiscal year 2006.

ADDITIONAL INFORMATION

Aftermarket has filed this registration statement on Form SB-2 under the Securities Act with the Commission, SEC File No. _______________, under the Securities Act with respect to the securities offered by this prospectus. This prospectus omits certain information contained in the registration statement. For further information, reference is made to the registration statement and to the exhibits and other schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and where such contract or document is an exhibit to the registration statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit. Copies of the complete registration statement, including exhibits, may be examined without charge at the Commission’s principal offices in Washington, D.C, and copies of all or any part of the filed materials may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C 20549, on payment of the usual fees for reproduction, or may be obtained from the Commission’s EDGAR Database at http://www.sec.gov.

Aftermarket will be subject to Section 15(d) and the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the AExchange Act@), and, as such, Aftermarket will file annual, quarterly, and current reports with the Commission containing financial information examined and reported upon, with an opinion expressed by independent certified public accountants, at least annually, and Aftermarket may also provide unaudited quarterly or other interim reports as it deems appropriate. Aftermarket intends to comply with the periodic reporting requirements of Section 13 of the Exchange Act, and such other of said statutes' requirements as may become applicable from time to time. Aftermarket will not be required to file or make the additional reports of issuers subject to Section 14 of the Exchange Act, and as such has no plans to submit annual reports to shareholders or proxy statements and other reports required, except for the annual report on Form 10KSB which will be made available to shareholders, until and unless, we may become subject to Section 14 requirements, by registration of a class of our securities pursuant to Section 12(b) or Section 12(g) of the Exchange Act or otherwise.

Financial Statements

The following consolidated financial statements, notes thereto, and the related independent registered public accounting firm’s report contained on page F-1 to our consolidated financial statements are herein incorporated:

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

AFTERMARKET ENTERPRISES, INC.

Consolidated Financial Statements
 For the Years Ended December 31, 2006 and 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Aftermarket Enterprises, Inc.
San Luis Obispo, California

We have audited the accompanying consolidated balance sheets of Aftermarket Enterprises, Inc. (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aftermarket Enterprises, Inc. as of December 31, 2006 and 2005, and the results of its operations, stockholders’ equity (deficit) and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
March 1, 2007

Aftermarket Enterprises, Inc.
Consolidated Balance Sheets

	December 31,
	2006	2005
ASSETS
Current assets
Cash	$14,727	$-
Accounts receivable	5,766	13,965
Inventory	572	-
Deposits	575	-
Total current assets	$21,640	$13,965

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Bank overdraft	$-	$8,050
Accounts payable	16,020	12,603
Accrued liabilities	2,491	4,252
Loan from stockholders	31,118	28,616
Total current liabilities	49,629	53,521

Stockholders' equity (deficit)
Preferred stock: ($.001 par value, 10,000,000 shares authorized; no shares issued and outstanding)	-	-
Common stock: ($.001 par value, 90,000,000 shares authorized; 1,100,000 shares issued and outstanding)	1,100	1,100
Additional paid-in capital	18,109	(1,100)
Accumulated deficit	(47,198)	(39,556)
Total stockholders' equity (deficit)	(27,989)	(39,556)

Total liabilities and stockholders' equity (deficit)	$21,640	$13,965

See Accompanying Notes to Consolidated Financial Statements.

Aftermarket Enterprises, Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2006	2005

Sales Revenues	$289,131	$315,017
Cost of goods sold	209,873	239,730

Gross profit	79,258	75,287

Expenses
Advertising	8,317	9,788
Bad debt	-	1,983
Computer software and hardware	689	1,678
Credit card discounts	7,885	14,877
Payroll	28,941	37,987
Other general and administrative	41,068	27,834
Total expenses	86,900	94,147

Net (loss)	$(7,642)	$(18,860)

Net (loss) per share	$(.01)	$(.02)

Weighted average shares outstanding	1,100,000	1,100,000

See Accompanying Notes to Consolidated Financial Statements.

Aftermarket Enterprises, Inc.
Consolidated Statements of Stockholders’ Deficit
For the Years Ended December 31, 2006 and 2005

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2004	1,100,000	1,100	(1,100)	(20,696)	(20,696)

Net loss for year	-	-	-	(18,860)	(18,860)

Balance, December 31, 2005	-	1,100	(1,100)	(39,556)	(39,556)

Conversion of debt to equity	-	-	8,209	-	8,209

Common stock issued for cash	-	-	11,000	-	11,000

Net income for year	-	-	-	(7,642)	(7,642)

Balance, December 31, 2006	1,100,000	$1,100	$18,109	$(47,198)	$(27,989)

See Accompanying Notes to Consolidated Financial Statements.

Aftermarket Enterprises, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:

Net (loss)	$(7,642)	$(18,860)

Adjustments to reconcile net loss to
net cash used in operating activities:
Accrued interest	1,118	-
Changes in operating assets and liabilities:
Decrease in accounts receivable	8,199	6,803
(Increase) in inventory	(572)	-
(Increase) in deposits	(575)	-
Increase (decrease) in bank overdraft	(8,050)	8,050
Increase (decrease) in accounts payable	3,417	(20,052)
Increase (decrease) in accrued expenses	(1,761)	2,301

Total cash flows used in operating activities	(5,866)	(21,758)

Cash flows from investing activities:
Purchase of subsidiary	(31,300)	-

Total cash flows used in financing activities	(31,300)	-

Cash flows from financing activities:
Proceeds from related party loans	40,893	19,718
Proceeds from sale of common stock	11,000	-

Total cash flows provided by financing activities	51,893	19,718

Net change in cash	14,727	(2,040)

Cash balance at beginning of period	-	2,040

Cash balance at end of period	$14,727	$-

See Accompanying Notes to Consolidated Financial Statements.

Aftermarket Enterprises, Inc.
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Aftermarket Enterprises, Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying consolidated financial statements.

Business Activity
Aftermarket Enterprises, Inc. (the Company) is a Nevada corporation organized on September 1, 2006 to market and sell aftermarket products through the Internet. On May 12, 2004, Everything SUV, LLC was organized to sell aftermarket products for SUV’s through the Internet. On July 24, 2006, all rights, titles and interests to any and all memberships and ownership interests in Everything SUV, LLC were transferred to Aftermarket Express, Inc. The Company acquired all the outstanding shares of common stock of Aftermarket Express, Inc. on September 1, 2006 in a reverse merger. The financial statements of Everything SUV, LLC have been presented in this report as if the merger had already taken place as of the earliest date presented. The Company has elected a fiscal year end of December 31st. All intercompany balances have been eliminated on consolidation.

Income Taxes
The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS 109, “Accounting for Income Taxes,” to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. During 2005 and through August 31, 2006, any net income or loss of Everything SUV, LLC was passed to the members and taxed on their individual income tax returns. The Company had net income during the last four months of 2006 of $567. This will result in a small tax liability to the Company.

Use of Estimates in the preparation of the financial statements
The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents
For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $14,727 and $0 in cash or cash equivalents at December 31, 2006 and 2005, respectively.

Recently Issued Accounting Pronouncements
In December of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123.” SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Aftermarket Enterprises, Inc.
Notes to Consolidated Financial Statements (continued)
December 31, 2006 and 2005

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2004.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE 2 BUSINESS ACQUISITIONS

On September 1, 2006, the Company acquired all the outstanding shares of common stock of Aftermarket Express, Inc. for $31,300. This merger has been treated as a reverse merger. Therefore the financial statements of Everything SUV, LLC and Aftermarket Express, Inc. have been presented as if the merger had taken place at the beginning of the audited periods.

NOTE 3 COMMITMENTS

On October 31, 2006, the Company entered into a 12-month office lease. The lease requires monthly payments of $575.00. The Company was required to pay a $575.00 security deposit. The lease expires on October 31, 2007. The remaining commitment amount for 2007 is $5,750.

NOTE 4 RELATED PARTY TRANSACTIONS

As of December 31, 2006, the Company had received loans totaling $30,000 from shareholders of the Company. These loans bear an interest rate of 10% per year and mature in August 2007. Both principal and accrued interest are due in full upon maturity.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 - Indemnification of Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation, which is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with Aftermarket or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will advance all expenses incurred to any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise. The Board of Directors may authorize the corporation to indemnify and advance expense to any officer, employee, or agent of the corporation who is not a director to the extent permitted by law.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.61
Transfer Agent fees	$500.00
Accounting and auditing fees and expenses	$6,000.00
Legal fees and expenses	$11,000.00

Total	$17,504.61

Item 26. Recent Sales of Unregistered Securities

Aftermarket has issued shares to seven individuals related to our formation and the purchase of our subsidiary. We have issued a total of 1,100,000 shares for $11,000. The shares were issued on August 20, 2006, shortly after Aftermarket Enterprises, Inc. was formed. All shares issued were common stock. The securities issued in the foregoing transactions were issued in reliance on the exemption from registration and the prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder. All of the shareholders are accredited investors and received their shares on the formation of Aftermarket Enterprises, Inc. No form of solicitation was used in the purchase of the shares of common stock. All parties knew each other prior to forming the business.

Item 27. Exhibits

The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed.

Exhibit No.	Description	Location
2.1	Articles of Incorporation	This Filing
2.2	Bylaws	This Filing
4.1	Specimen Common Stock Certificate	This Filing
5.1	Legal Opinion	This Filing
11.1	Computation of Per Share Earnings	This Filing
21	Subsidiaries -	This Filing
23.1	Consent of Victor D. Schwarz, LLC, Attorneys at Law (see exhibit 5.1)	This Filing
23.2	Consent of Child, Van Wagoner and Bradshaw, PLLC - Independent Registered Public Accounting Firm	This Filing

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Luis Obispo, State of California on March 27, 2007.

AFTERMARKET ENTERPRISES, INC.

Date: March 27, 2007	By:	/s/

President and Chief Executive Officer

Date: March 27, 2007	By:	/s/

Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on March 27, 2007.

Signature	Title

Chairman of the Board, Chief Executive Officer

President, Director

Secretary, Director